UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 above is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2023, the board of directors (the “Board”) of Jupiter Wellness, Inc. (the “Company”) appointed of John Gulyas as a member of the Board.

John Gulyas, Director, has owned and operated multiple franchise brands over the last 13 years. Since 2015 John has been the owner and the CEO of 2v consulting LLC. Since February 2020 John has been working as the Founder and President of GBB Drink Lab, who is the world’s first rapid blood alcohol detoxification drink and which was recently acquired by the Company. From October 2018 to September 2021, John worked as a vice president of franchise development at Vio Med Spa. He worked as site development coordinator at European Wax Center from June 2007 to March 2017.

In connection with his employment as the Director, the Company entered into an employment agreement with John (the “Agreement”). Pursuant to the John Agreement, John is entitled to:

●	Compensation: $25,000 per-annum.
●	Stock Options: option to purchase 50,000 shares of common stock for each year he serves as a member of the Board, with an exercise price of the current market price of the Company’s common stock at time of issuance. The options shall expire 3 years after the date of issuance and shall be subject to the terms and conditions of the stock award agreement to be entered into by and between the Company and John.

The foregoing description of each of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement which is filed as Exhibit 10.1, and is incorporated herein by reference.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

Item 8.01 Other Events

A copy of press release announcing the Company entering into the Agreement, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Form of Employment Agreement dated July 18, 2023, by and between the Company and John Gulyas
99.1	Press Release dated July 20, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2023

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer